COMPOSITE COPY
                                                             MAY 21, 1998

                          AMENDED AND RESTATED BYLAWS
                                      OF
                                   FNB CORP.


                                   ARTICLE I

                                    Offices
                                    -------

      1.  Principal Office.  The principal office of the corporation shall be
          ----------------
located at such place as the Board of Directors may determine.

      2. Other Offices. The corporation may have offices at such other places,
         -------------
either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the corporation may require.

                                  ARTICLE II

                            Shareholders' Meetings
                            ----------------------

      1. Place of Meetings. All meetings of the shareholders shall be held at
         -----------------
the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

      2. Annual Meetings. The annual meeting of shareholders shall be held on
         ---------------
the second Tuesday in May, if not a legal holiday, but if a legal holiday, then on the next day following not a legal holiday, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.

      3. Substitute Annual Meetings. If the annual meeting shall not be held on
         --------------------------
the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

      4.  Special Meetings.  Special meetings of the shareholders may be called
          ----------------
at any time by the President, Secretary or Board of Directors of the corporation.

      5. Notice of Meetings. Written or printed notice stating the time and
         ------------------
place of the meeting shall be delivered no fewer than 10 nor more than 60 days before the date thereof, either



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personally or by mail, by or at the direction of the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting and to each nonvoting shareholder entitled to notice of the meeting. If the corporation is required by law to give notice of proposed action to nonvoting shareholders and the action is to be taken without a meeting pursuant to Section 9 of this Article, written notice of such proposed action shall be delivered to such shareholders not less than 10 days before such action is taken.

      If notice is mailed, such notice shall be effective when deposited in the United States mail with postage thereon prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders.

      In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter with respect to which specific notice to the shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

      When a meeting is adjourned for more than 120 days after the date fixed for the original meeting or if a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for 120 days or less and no new record date for the adjourned meeting is fixed, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

      6. Waiver of Notice. A shareholder may waive any notice required by law,
         ----------------
the Articles of Incorporation or these bylaws before or after the date and time stated in the notice. Such waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A shareholder's attendance at a meeting also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of meeting, unless the shareholder objects to considering the matter before it is voted upon.

      7. Quorum. Shares representing a majority of the outstanding votes
         ------
entitled to vote upon a particular matter within each voting group represented in person or by proxy shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by a vote of a majority of the votes cast on the motion to adjourn; at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting unless a new record date is or must be set for the adjourned meeting.

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      Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for that adjourned meeting.

      8. Voting of Shares. Except as otherwise provided in the Articles of
         ----------------
Incorporation, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Except in the election of directors, a majority of the votes cast on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless a greater vote is required by law, by the Articles of Incorporation or by a bylaw adopted by the shareholders of the corporation.

      9. Informal Action by Shareholders. Any action which is required or
         -------------------------------
permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed, either before or after the time the action which is the subject of the shareholder approval is taken, by all of the persons who would be entitled to vote upon such action at a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Unless otherwise fixed by law or these bylaws, the record date for determining the shareholders entitled to take action without a meeting shall be the date the first shareholder signs the consent.

      10. Voting Lists. After fixing a record date for a meeting, the
          ------------
corporation shall prepare an alphabetical list of the names of all the shareholders entitled to notice of such meeting, arranged by voting group and within each voting group by class or series of shares, with the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or his agent or attorney, is entitled on written demand to inspect and, subject to the requirements of North Carolina law, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, or his agent or attorney, during the whole time of the meeting or any adjournment.

      11. Proxies. Shares may be voted either in person or by one or more agents
          -------
authorized by a written appointment form executed by the shareholder or by his duly authorized attorney in fact. An appointment form is valid for 11 months from the date of its execution, unless a different period is expressly provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

      12.  Shares Held by Nominees. The corporation may establish a procedure by
           -----------------------
which

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the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as a shareholder. The extent of this recognition may be determined in the procedure.

                                   ARTICLE III

                                    Directors

      1. General Powers. Subject to the Articles of Incorporation, all corporate
         --------------
powers shall be exercised by or under the authority of, and the business and affairs of the corporation be managed under the direction of, its Board of Directors.

      2. Number, Term and Qualifications. The number of directors of the
         -------------------------------
corporation shall be not less than nine (9) nor more than twenty-five (25), the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution by a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof.

      The Board of Directors shall be divided into three classes, which shall be as nearly equal in number as possible. In the event of a change in the number of directors, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall affect the term of any director then in office. The directors elected at the 1995 Annual Meeting of Shareholders shall be designated as Class I Directors, Class II Directors and Class III Directors at the time of their election and shall have terms of office as follows: the term of office of Class I Directors shall expire at the 1996 Annual Meeting of Shareholders, the term of office of Class II Directors shall expire at the 1997 Annual Meeting of Shareholders, and the term of office of Class III Directors shall expire at the 1998 Annual Meeting of Shareholders, with the members of each class of directors to hold office until their successors are elected and qualified. At each Annual Meeting of Shareholders subsequent to the 1995 Annual Meeting of Shareholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders and when their respective successors are elected and qualified.

      Directors need not be residents of the State of North Carolina or shareholders of the corporation, except insofar as such requirements are imposed by national banking laws or by regulations of the Federal Reserve and/or the U.S. Comptroller of the Currency.

      3. Election of Directors. Except as provided in Section 5 of this Article,
         ---------------------
the directors shall be elected at the annual meeting of shareholders by a plurality of the votes cast.

      4.  Removal.  Directors may be removed from office with or without cause
          -------
by the affirmative vote of a majority of the outstanding votes of the corporation entitled to be cast at an election of the directors. However, unless the entire Board of Directors is removed, an individual director may be removed only if the number of votes cast for the removal exceeds the number of votes cast against the removal. If any directors are so removed, new directors may be elected at the same meeting.

      A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

      5. Vacancies. Unless the Articles of Incorporation provide otherwise, if a
         ---------
vacancy occurs on the Board of Directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, the vacancy may be filled by the shareholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, vacancies may be filled by the affirmative vote of a majority of all the directors, or by the sole remaining director. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office and until his successor is elected and qualified.

      6. Chairman. There may be a Chairman of the Board of Directors elected by
         --------
the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board. The Chairman of the Board shall not be an officer of the corporation unless specifically so designated by the Board.

      7. Compensation. The Board of Directors may compensate a director for his
         ------------
services as such and may provide for the payment of all expenses incurred by a director in attending regular and special meetings of the Board or in otherwise fulfilling his duties as a director.

      8. Executive and Other Committees. Unless otherwise provided in the
         ------------------------------
Articles of Incorporation or the bylaws, the Board of Directors, by resolution adopted by a majority of the number of directors then in office, may designate from among its members an executive committee and one or more other committees, each consisting of two or more directors. To the extent specified by the Board of Directors or in the Articles of Incorporation of the corporation, such committees shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, except that a committee may not authorize distributions; approve or propose to shareholders action that North Carolina law requires be approved by shareholders; fill vacancies on the Board of Directors or on any committee; amend the Articles of Incorporation; adopt, amend, or repeal bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares of capital stock of the corporation, except according to a formula or method prescribed by the Board of Directors; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

                                   ARTICLE IV

                              Meetings of Directors
                              ---------------------

      1. Regular Meetings. The Board of Directors may provide, by resolution,
         ----------------
the time and place, either within or without the State of North Carolina, for the holding of regular meetings.

      2. Special Meetings. Special meetings of the Board of Directors may be
         ----------------
called by or at the request of the Chairman of the Board, the President or any two directors. Such meetings may be held within or without the State of North Carolina.

      3. Notice of Meetings. Regular meetings of the Board of Directors may be
         ------------------
held without notice.

      The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

      4. Waiver of Notice. Any director may waive any required notice before or
         ----------------
after the date and time stated in the notice. Attendance at or participation by a director in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      5. Quorum. A majority of the number of directors prescribed, or, if no
         ------
number is prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

      6. Manner of Acting. Except as otherwise provided by law, the Articles of
         ----------------
Incorporation or these bylaws, an act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      The vote of a majority of the directors then holding office shall be required to adopt, amend or repeal a bylaw, if otherwise permissible. Approval of a transaction in which one or more directors have an adverse interest shall require a majority, not less than two, of the disinterested directors then in office, even though less than a quorum.

      7. Presumption of Assent. A director of the corporation who is present at
         ---------------------
a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless his contrary vote is recorded; he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; his dissent or abstention is entered in the minutes of the meeting; or he files written notice of dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting. The right of dissent or abstention is not available to a director who voted in favor of such action.

      8. Informal Action by Directors and Attendance by Telephone. Action taken
         --------------------------------------------------------
by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question, describing the action taken, is signed by all the directors and filed with the minutes of the proceedings of the Board or with the corporate records, whether done before or after the action so taken. Such action shall be effective when the last director signs the consent, unless the consent specifies a different effective date. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

      9. Loans to Directors. Except as otherwise provided by law, the
         ------------------
corporation shall not directly or indirectly lend money to or guarantee the obligation of a director of the corporation unless the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under control of the benefited director, or unless the corporation's Board of Directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees. The fact that a loan or guarantee is made in violation of this Section does not affect the borrower's liability on the loan.

                                    ARTICLE V

                                    Officers
                                    --------

      1. Number. The officers of the corporation shall consist of a Chairman, a
         ------
President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as may be elected from time to time. Any two or more offices may be held by the same person, except the offices of President and Secretary, but no officer may act in more than one capacity where action of two or more officers is required. It shall not be necessary for any officer to be a shareholder of the corporation.

      2. Election and Term. Except as hereafter provided, the officers of the
         -----------------
corporation shall be elected by the Board of Directors. Such election may be held at any regular or special meeting of the Board. Unless otherwise determined by the Board of Directors, the Chief Executive Officer may appoint assistant officers. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or until his successor is elected and qualified.

      3. Removal. Any officer or agent elected or appointed by the Board of
         -------
Directors may be removed by the Board with or without cause. Officers appointed by the Chief Executive Officer may be removed by him. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      4. Compensation. The compensation of all officers of the corporation other
         ------------
than assistant officers shall be fixed by the Board of Directors. No officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Board of Directors. The compensation of all assistant officers shall be fixed by the Chief Executive Officer of the corporation or his designee.

      5. President. The President shall, unless otherwise determined by the
         ---------
Board of Directors, be the Chief Executive Officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the corporation according to these bylaws. He shall, in the absence of the Chairman, preside at all meetings of the shareholders. He shall sign, with any other proper officer, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts or other instruments that may lawfully be executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

      6. Vice Presidents. The Vice Presidents shall perform such duties and
         ---------------
shall have such other powers as the Board of Directors or the President shall prescribe. The Board of Directors may designate one or more Vice Presidents as Executive or Senior Vice President, or any other title that the Board of Directors deems appropriate, and may rank the Vice Presidents in order of authority. The Vice President, or, if more than one, the highest ranking available Vice President, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office.

      7. Secretary. The Secretary shall keep accurate records of the acts and
         ---------
proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these bylaws. He shall have general charge of the corporate records and books and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instruments requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature, and in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

      8. Treasurer. The Treasurer shall have custody of all funds and securities
         ---------
belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors and the President. He shall keep full and accurate records of the finances of the Corporation in books especially provided for the purpose; and he shall cause a true statement of the assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the Corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

      9. Assistant Officers. The Assistant Vice Presidents, Secretaries and
         ------------------
Treasurers shall, in the absence or disability of their superiors, perform the duties and exercise the powers of those offices and shall, in general, perform such other duties as shall be assigned to them by the President or by the respective officers to whom they report.

      10. Executive Officers. The Board of Directors may designate any officer
          ------------------
as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Chief Accounting Officer, which officer shall have such authority as the Board of Directors may designate.

      11.  Contract Rights.  The appointment of an officer does not itself
           ---------------
create contract rights in the officer.

      12. Bonds. The Board of Directors may by resolution require any or all
          -----
officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI

                         Contracts, Checks and Deposits
                         ------------------------------

      1.  Contracts.  The Board of Directors may authorize any officer or
          ---------
officers, agent or
agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

      2. Checks and Drafts. All checks, drafts or orders for the payment of
         -----------------
money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      3. Deposits. All funds of the corporation not otherwise employed shall be
         --------
deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.

                                   ARTICLE VII

                  Certificates for Shares and Transfer Thereof
                  --------------------------------------------

      1. Certificates for Shares. The Chairman or the President and the
         -----------------------
Secretary or the Treasurer or any other two officers designated by the Board of Directors shall sign (either manually or in facsimile) share certificates. Shares may but need not be represented by certificates. Unless otherwise provided by law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates. If shares are issued without certificates, the corporation shall, within a reasonable time after such issuance, send the shareholder a written statement of the information required on certificates by law. At a minimum each share certificate or information statement shall state on its face the following information: the name of the corporation and that it is organized under the law of North Carolina; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, the certificate or information statement represents; if the corporation is authorized to issue different classes of shares or different series within a class, a summary of, or alternatively, a conspicuous statement on the back or front of the certificate or contained in the information statement that the corporation will furnish in writing and without charge, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series); and, a conspicuous statement of any restrictions on the transfer or registration of transfer of the shares.

      2. Transfer of Shares. Transfer of shares of the corporation evidenced by
         ------------------
certificates shall be made only on the stock transfer books of the corporation by the holder of record thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or other officer or agent designated by the Board of

Directors, and on surrender for cancellation of the certificate for such shares. Transfer of shares of the corporation not evidenced by certificates shall be made upon delivery to the corporation of such documentation as the corporation shall require.

      3. Fixing Record Date. For the purpose of determining the shareholders
         ------------------
entitled to notice of a meeting of shareholders, to vote, to take any other action, or to receive a dividend with respect to their shares, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such record date fixed by the Board of Directors under this Section shall not be more than 70 days before the meeting or action requiring a determination of shareholders.

      If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to a dividend, the close of the business day before the first notice is delivered to shareholders or the date on which the Board of Directors authorizes the dividend, as the case may be, shall be the record date for such determination of shareholders.

      When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

      4. Lost Certificates. If a shareholder claims that a certificated security
         -----------------
has been lost, apparently destroyed or wrongfully taken, the corporation shall issue a new certificated security or, at the option of the corporation, an equivalent noncertificated security in place of the original security, if the shareholder so requests before the corporation has notice that the security has been acquired by a bona fide purchaser, files with the corporation a sufficient indemnity bond if so required by the corporation, and satisfies any other reasonable requirements imposed by the corporation.

      5. Holder of Record. The corporation may treat as absolute owner of shares
         ----------------
the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificates except that any person furnishing to the corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its share.

      The corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

      6.  Reacquired Shares.  The corporation may acquire its own shares and
          -----------------
shares so acquired constitute authorized but unissued shares.

      7. Rights, Options and Warrants. The corporation may issue rights, options
         ----------------------------
or warrants for the purchase of shares of the corporation. The Board of Directors shall determine the terms upon which the rights, options or warrants are issued, their form and content, and the consideration for which the shares are to be issued. Without limitation, the Board of Directors may include on such rights, options and warrants restrictions or conditions that preclude or limit the exercise, transfer or receipt of such rights, options or warrants by the holder or holders, or beneficial owner or owners, of a specified number or percentage of the outstanding voting shares of the corporation or by any transferee of such holder or owner, or that invalidate or void such rights, options or warrants held by any such holder or owner or by such transferee. In addition, the Board of Directors may implement rights plans that create purchase or conversion rights that are not exercisable by a hostile bidder involved in a hostile takeover of the corporation.

                                  ARTICLE VIII.

                                 Indemnification
                                 ---------------

      1. Extent. In addition to the indemnification otherwise provided by law,
         ------
the corporation shall indemnify and hold harmless its directors and officers against liability and litigation expense, including reasonable attorneys' fees, arising out of their status as directors or officers or their activities in any of such capacities or in any capacity in which any of them is or was serving, at the corporation's request, in another corporation, partnership, joint venture, trust or other enterprise, and the corporation shall indemnify and hold harmless those directors, officers or employees of the corporation and who are deemed to be fiduciaries of the corporation's employee pension and welfare benefit plans as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA fiduciaries") against all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as ERISA fiduciaries; provided, however, that the corporation shall not indemnify a director or officer against liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, and the corporation shall not indemnify an ERISA fiduciary against any liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the employee benefit plan to which the activities relate. The corporation shall also indemnify the director, officer, and ERISA fiduciary for reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted herein, if it is determined in accordance with Section 2 of this Article that the director, officer and ERISA fiduciary is entitled to indemnification hereunder.


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


      2. Determination. Any indemnification under Section 1 of this Article
         -------------
shall be paid by the corporation in any specific case only after a determination that the director, officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, or the employee benefit plan to which the activities relate, as the case may be. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted ("disinterested directors") even though less than a quorum, or (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the vote of a majority of all of the voting shares other than those owned or controlled by directors, officers or ERISA fiduciaries who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (d) by a court of competent jurisdiction.

      3. Advanced Expenses. Expenses incurred by a director, officer or ERISA
         -----------------
fiduciary in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the disinterested directors, even though less than a quorum, or, if there are less than two disinterested directors, upon unanimous approval of the Board of Directors, be paid by the corporation in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or ERISA fiduciary to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the corporation.

      4. Corporation. For purposes of this Article, references to directors,
         -----------
officers or ERISA fiduciaries of the "corporation" shall be deemed to include directors, officers and ERISA fiduciaries of FNB Corp., its subsidiaries, and all constituent corporations absorbed into FNB Corp. or any of its subsidiaries by a consolidation or merger.

      5. Reliance and Consideration. Any director, officer or ERISA fiduciary
         --------------------------
who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw. No amendment, modification or repeal of this Article VIII shall adversely affect the right of any director, officer or ERISA fiduciary to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

      6. Insurance. The corporation may purchase and maintain insurance on
         ---------
behalf of its directors, officers, employees and agents and those persons who were serving at the request of the corporation as a director, officer, partner or trustee of, or in some other capacity in, another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article shall relieve the corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the corporation with respect to such payment.

                                   ARTICLE IX

                               General Provisions
                               ------------------

      1. Dividends. The Board of Directors may from time to time declare, and
         ---------
the corporation may pay, dividends on its outstanding shares in such manner and upon such terms and conditions as are permitted by law and by its Articles of Incorporation.

      2. Waiver of Notice. Whenever any notice is required to be given to any
         ----------------
shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the Articles of Incorporation or bylaws of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to such notice.

      3. Fiscal Year. Unless otherwise ordered by the Board of Directors, the
         -----------
fiscal year of the corporation shall be from January 1 to December 31.

      4. Inspection of Records by Shareholders. The shareholders shall not be
         -------------------------------------
entitled to inspect or copy any accounting records of the corporation or any records of the corporation with respect to any matter which the corporation determines in good faith may, if disclosed, adversely affect the corporation in the conduct of its business or may constitute material nonpublic information at the time the shareholder's notice of demand to inspect and copy is received by the corporation.

      5. Amendments. Except as otherwise provided herein, these bylaws may be
         ----------
amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

      The Board of Directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its Executive or other committees; (3) increasing or decreasing the number of directors authorized by these bylaws; (4) classifying and staggering the election of directors.

      No bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors unless specifically authorized by the shareholders at the time of such adoption or amendment.

      6. Inapplicability of Article 9. Article 9 of Chapter 55 of the General
         ----------------------------
Statutes of North Carolina entitled, "The North Carolina Shareholder Protection Act," shall not apply to this corporation.

      7. Inapplicability of Article 9A. Article 9A of Chapter 55 of the General
         -----------------------------
Statutes of North Carolina, entitled "Control Share Acquisition Act," shall not apply to this corporation.